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                                  Exhibit 4.1

                         REGISTRATION RIGHTS AGREEMENT

                                Allscripts, Inc.



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                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement (the "Agreement") is made and entered into as of the 17th day of May 2000, by and between Allscripts, Inc., a Delaware corporation (the "Company"), and the persons or entities listed on Exhibit A attached hereto (collectively, the "Holders").

                              W I T N E S S E T H:

     WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of April 12, 2000 (the "Merger Agreement"), by and among the Holders, the Company, Medifor, Inc. ("Medifor") and Webdoc Acquisition Corp., a wholly owned subsidiary of the Company, the Holders have agreed to exchange each share of the Common Stock, no par value per share, of Medifor for shares of the Common Stock, par value $0.01 per share, of the Company (the "Shares") upon consummation of the merger of Webdoc Acquisition Corp. with and into Medifor (the "Merger"); and

     WHEREAS, as additional consideration for the exchange by each Holder of shares of the Common Stock of Medifor for the Shares, the Company desires to grant to each such Holder registration rights with respect to the Shares.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

     1.  Definitions.  For purposes of this Agreement:

     (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement or document;

     (b) The term "Registrable Securities" means (i) the Shares issued pursuant to the Merger Agreement; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's registration rights are not assigned; provided, however, that as to any particular securities that are included in Registrable Securities, such securities shall cease to be Registrable Securities when (i) such shares shall have been sold to the public pursuant to a registered public offering or (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the 1933 Act;

     (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of
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shares of Common Stock issuable pursuant to then exercisable or convertible securities which are exercisable or convertible into, Registrable Securities;
and

     (d) The term "Holder" or "Holders" includes any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Paragraph 12 hereof.

     2. Required Registration. At any time after the consummation of the Merger, the Holders owning or holding 40% of the total number of Registrable Securities, then outstanding may request that the Company prepare and file a registration statement under the 1933 Act (as adjusted, if applicable, in accordance with this Paragraph 2) of the Registrable Securities held by each such Holder (a "Demand") to become effective on or after July 25, 2000. The Holders expressly acknowledge and agree that any such registration statement may also include shares held by other shareholders of the Company which are party to registration rights agreements. The Company shall, within five (5) business days of the receipt of the Demand, give written notice of such request to the Holders (the "Company Notice") and shall file a registration statement (the "Registration Statement") not after the latest of (i) forty-five (45) calendar days after receipt of a Demand, (ii) ten (10) business days after requisite financial statements are available for inclusion in the registration statement and (iii) the date on which the Company becomes qualified to file registration statements under the 1933 Act on Form S-3. The Company shall use commercially reasonable efforts to effect, as soon as practicable after the filing of the applicable registration statement, the registration under the 1933 Act in accordance with Paragraph 4 hereof, of all Registrable Securities which the Holders request. The Company shall be obligated to register Registrable Securities pursuant to this Paragraph 2 on one occasion only, provided, however, that such obligation shall be deemed satisfied with respect to the Holders only when a registration statement covering all Registrable Securities specified in a Demand received by the Company, for sale in accordance with the method of disposition specified by the requesting Holders, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares have been sold pursuant thereto.

     3. Incidental Registration. If (but without any obligation to do so, and other than pursuant to Paragraph 2) the Company, at any time, proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of the Company's Common Stock under the 1933 Act in connection with a firm commitment underwritten public offering of such securities solely for cash (other than a registration relating solely to a Company stock or option plan or a registration on Form S-4, Form S-8 or on any other form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, promptly give each Holder written notice of such registration in accordance with subparagraph 16(b) hereof, which notice shall state whether such registration has been initiated by the Company (a "Company Registration") or by another person (a "Third-Party Registration"). Upon the written request of each Holder given within twenty (20) business days after mailing of such notice by the Company, the Company shall use commercially reasonable efforts, subject to the provisions of Paragraph 8, to cause to be registered under the Securities Act all of the Registrable Securities that each Holder has requested to be registered; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Paragraph 3 without obligation to any Holder.

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     4.  Obligations of the Company.  Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (unless otherwise specified in this Agreement):

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon request of the Holders of 40% of the Registrable Securities registered thereunder, keep such registration statement effective for a period of two (2) years or until such earlier time as this Agreement is terminated pursuant to Paragraph 15 hereof.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

     (c) Furnish to the Holders covered by such registration statement such numbers of copies of the registration statement (including each preliminary prospectus) and the prospectus contained therein in conformity with the requirements of the 1933 Act, and such other documents all as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

     (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     (f) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon such notification, such Holders shall immediately cease making offers of Registered Securities. The Company shall promptly provide such Holders with revised prospectuses and, following receipt of the revised prospectuses, such Holders shall be free to resume making offers of the Registered Securities.

     (g) Whether or not the offering is underwritten, and at the request of any Holder of Registrable Securities, use commercially reasonable efforts to furnish to the Holder or the underwriter, as applicable, on the date that Registrable Securities are delivered to the

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underwriters or such Holder for sale pursuant to such registration: (i) an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters (if the offering is underwritten) and to such Holder, stating that such registration statement has become effective under the 1933 Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the 1933 Act (except that such counsel need not express any opinion as to financial statements contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such Holder or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters (if the offering is underwritten) and to such Holder, stating that they are independent public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request.

     (h) Use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange or interdealer quotation system on which the Common Stock is then listed or included for quotation.

     (i) In the event that the Company determines that, in order for Holders to effect sales of securities under a registration statement, the Company would have to disclose material nonpublic information which, if disclosed at such time, would be materially harmful to the Company, then, for a period not to exceed 90 days (i) the Company may defer the filing of a registration statement or, if necessary, withdraw such filing prior to effectiveness thereof and defer refiling during such period and (ii) after a registration statement has been declared effective, each Holder agrees not to effect, and shall cause any sales or placement agent or underwriter not to effect, any such sales upon notice of such determination by the Company and the Holder shall maintain the confidentiality of such notice.

     5. Provision of Information. It shall be a condition precedent to the obligations of the Company pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

     6. Expenses of Required Registration. With respect to the registration rights under Paragraphs 2, expenses, other than underwriting discounts and commissions and any nonaccountable expense allowance (attributable to the Holders of Registrable Securities on a pro rata basis with securities to be registered by the Company and any other selling stockholders) of any underwriters, incurred in connection with registration and fees and expenses of counsel to the selling Holders, if any, including (without limitation) all registration, filing and qualification

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fees, printers' and accounting fees, fees and disbursements of counsel for the
Company, shall be borne by the Company; provided that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Paragraph 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses).

     7. Expenses of Incidental Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Paragraph 3 for each Holder thereof including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions and any nonaccountable expense allowance (attributable to the Holders of Registrable Securities on a pro rata basis with securities to be registered by the Company and any other selling stockholders) of underwriters relating to Registrable Securities.

     8. Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Paragraph 3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriter or underwriters of a proposed offering the number of Registrable Securities requested to be included in such offering exceeds the number which can be sold in such offering or is reasonably likely to materially and adversely affect the success or offering price of such offering, there shall be excluded, to the extent necessary, shares requested for inclusion in such offering in the following order:

     (a) if the Registration is a Company Registration, (i) first, shares of Registrable Securities requested to be included by the Holders and all other holders of any securities which are party to registration rights agreements shall be excluded, pro rata on the basis of the shares requested to be included by each; and (ii) second, shares requested to be included by the Company shall be excluded; and

     (b) if the Registration is a Third-Party Registration, (i) first, shares of Registrable Securities requested to be included by the Holders and all other holders of any securities which are party to registration rights agreements, shall be excluded, pro rata on the basis of the shares requested to be included by each of such shareholders; (ii) second, shares requested to be included by the Company shall be excluded; and (iii) third, shares requested to be included by the third party holder requesting such registration shall be excluded, pro rata on the basis of the shares requested to be included by each such holder.

     9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

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     10.  Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers, directors, trustees and employees of (i) each such Holder, (ii) any underwriter (as defined in the 1933 Act) for such Holder and (iii) each person, if any, who controls or is controlled by such Holder or underwriter within the meaning of the 1933 Act or the Securities and Exchange Act of 1934, as amended ("the 1934 Act") (collectively, the "Holder Indemnitees"), against any losses, claims, damages or liabilities joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (x) any untrue statement or alleged untrue statement of material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (y) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (z) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder Indemnitees for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subparagraph 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder.

     (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities joint or several) to which the Company or any such director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subparagraph 10(b) shall not apply to amounts paid in

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settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

     (c) Promptly after receipt by an indemnified party under this Paragraph 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Paragraph 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that any indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such actions, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Paragraph 10 to the extent such delay has been prejudicial, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Paragraph 10. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party, unless a conflict of interest exists between such indemnified and indemnifying parties that would make representation by the same counsel inappropriate in the circumstances. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable for any settlement made by the indemnified party within its consent (which consent will not be unreasonably withheld or delayed) or for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money and such money is so paid pursuant to the terms of such settlement and which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to subparagraph 10(a) or 10(b) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent or counsel of the Company, or any controlling person of the Company), on the one hand, and the Holders (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses to which any of them may be subject, in

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such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Holders, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering received by each of the Company on the one hand and the Holders, on the other hand.

     The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and Holders agree that it would be unjust and inequitable if the respective obligations of the Company and the Holders for contribution were determined by pro rata or per capital allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this subparagraph 10(d). No person guilty of a fraudulent misrepresentation (within the meaning of subparagraph 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this subparagraph 10(d), each person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act and each officer, director, stockholder, employee, agent and counsel of the Holders shall have the same rights of contribution as the Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee, agent and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this subparagraph 10(d). Anything in this subparagraph 10(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This subparagraph 10(d) is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

     (e) The obligations of the Company and Holders under this Paragraph 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     11. Efforts Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

     (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act;

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     (c) furnish to any Holder, so long as the Holder owns any Registrable
Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration; and

     (d) the Company agrees to allow, and expressly provide in writing pursuant to any plan of distribution and registration statement that, the Holders may utilize Rule 144 under the 1933 Act to sell securities at the same time a registration statement is in effect for such securities.

     12. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities; provided, in each case, the Company is, within 30 days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and, such transferee or assignee shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders of Registrable Securities pursuant to this Agreement and provided, further, that such assignment shall be effective only if immediately following such transfer, the disposition of such securities by the transferee or assignee: (i) is restricted under the 1933 Act; or (ii) is not exempt from registration under the 1933 Act.

     13.  Market Stand-Off Agreement.

          (i) Subject always to the terms and provisions of clause (ii) of this Paragraph 13, each Holder who is an executive officer or director or owns more than 2% of the outstanding stock of the Company hereby agrees that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities during a reasonable and customary period of time, as agreed to by the Company and the underwriters, not to exceed 90 days following the effective date of any registration statement of the Company filed under the 1933 Act; provided, however, that all executive officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder thereof until the end of such reasonable and customary period.

          (ii) Anything contained in this Agreement, including without limitation clause (i) of this Paragraph 13 to the contrary notwithstanding, nothing herein contained shall be deemed or construed to require any holder which owns securities of the Company

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     acquired other than by reason of the holding of any Registrable Securities or the exercise thereof, in whole or in part, to withhold such securities from sale during any such period of time, nor shall any holder be required during any such period of time to refrain from selling any Registrable Securities, in whole or in part, provided only that such sale shall be pursuant to a private placement to an institutional investor within the provisions of an exemption from the registration requirements under the 1933 Act or is consummated within the limitations of Rule 144 promulgated under the 1933 Act.

     14. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding; provided, however, that any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     15. Termination of Registration Rights. The Company's obligations pursuant to this Agreement shall terminate as to the Holder of Registrable Securities on the earlier of (i) when the Holder can sell all of such Holder's Registrable Securities in one three month period pursuant to Rule 144 under the 1933 Act (or any such successor rule) but not prior to August 13, 2001 or (ii) on the date on which the Holder has sold all of such Holder's Shares.

     16.  Miscellaneous.

     (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

     (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered mail, or telecopies, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this of this subparagraph 16(b):

          (i)  if to the Company:

               Allscripts, Inc.
               2401 Commerce Drive
               Libertyville, Illinois 60048
               Attention: David B. Mullen

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               Copy to:

                    Sachnoff & Weaver, Ltd.
                    30 South Wacker Drive
                    Suite 2900
                    Chicago, Illinois 60606
                    Attention: Jeffrey A. Schumacher, Esq.

          (ii) if to a Holder:

                    At the address set forth in the Company's Stock Register.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

     (c) Successors and Assigns. Subject to Paragraph 12, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of the Registrable Shares subject to the terms hereof.

     (d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (e) Headings. The headings in this Agreement are for convenience of references only and shall not limit or otherwise affect the meaning hereof.

     (f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to its conflicts of law provisions.

     (g) Severability. In the event that any one or more of the provisions contained herein, or the application hereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions contained herein shall not be affected or impaired thereby.

     (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of this agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises warranties or undertakings, other than those set forth or referred to herein, concerning the registration rights granted by the Company pursuant to this Agreement.


               (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                    ALLSCRIPTS, INC.


                    By:    /s/ David B. Mullen
                           -------------------------------
                    Name:  David B. Mullen
                           -------------------------------
                    Its:   President
                           -------------------------------



                                   HOLDERS:


/s/ Charles L. Anderson              /s/ Barbara M. Anderson
-----------------------------        -----------------------------
Charles L. Anderson                  Barbara M. Anderson


/s/ Greg Bailes                      /s/ Lori Bailes
-----------------------------        -----------------------------
Greg Bailes                          Lori Bailes


/s/ John D. Barrett, D.D.S.          /s/ Thomas W. Barwick
-----------------------------        -----------------------------
John D. Barrett, D.D.S.              Thomas W. Barwick


/s/ James Fraser Black               /s/ Deidre D. Black
-----------------------------        -----------------------------
James Fraser Black                   Deidre D. Black


/s/ Curt Blake                       /s/ William K. Bloemker
-----------------------------        -----------------------------
Curt Blake                           William K. Bloemker


/s/ Karen S. Bloemker                /s/ John P. Bredeson
-----------------------------        -----------------------------
Karen S. Bloemker                    John P. Bredeson

                                     Britannia Holdings Limited
/s/ Evelyn E. Bredeson               By:    /s/ Leslie John James
-----------------------------               ----------------------
Evelyn E. Bredeson                   Name:  Leslie John James
                                            ----------------------
                                     Title: Director
                                            ----------------------

/s/ Thomas F. Broderick              /s/ Joyce S. Broderick
------------------------------       ------------------------------
Thomas F. Broderick                  Joyce S. Broderick


                                     Capital Growth Fund, Inc. Pension & Profit
                                     Sharing Trust
/s/ John A. Calhoun                  By:   /s/ Carl Winge
------------------------------             ------------------------
John A. Calhoun                      Name: Carl Winge
                                           ------------------------
                                     Title: Trustee
                                           ------------------------


/s/ H. Kenneth Carter, D.D.S.        /s/ Tillie M. Carter
------------------------------       ------------------------------
H. Kenneth Carter, D.D.S.            Tillie M. Carter


/s/ Gary D. Coard                    /s/ Leon H. Crawford
------------------------------       ------------------------------
Gary D. Coard                        Leon H. Crawford


                                     Cypress Partners Ltd.
/s/ Linda E. Crawford                By:    /s/ David M. Eskenazy
------------------------------              -----------------------
Linda E. Crawford                    Name:  David M. Eskenazy
                                            -----------------------


/s/ James J. David                   /s/ Patricia F. David
------------------------------       ------------------------------
James J. David                       Patricia F. David


/s/ Karen Dempster                   /s/ James Dempster
------------------------------       ------------------------------
Karen Dempster                       James Dempster


/s/ David C. Dover                   /s/ George C. Denniston, Jr.
------------------------------       ------------------------------
David C. Dover                       George C. Denniston, Jr.


/s/ Martha K. Denniston              /s/ Karl Dillon
------------------------------       ------------------------------
Martha K. Denniston                  Karl Dillon


Eagle Investments, Inc.
By:   /s/ Kenneth Knight             /s/ Anne L. Burns
      ------------------------       ------------------------------
Name: Kenneth Knight                 Anne L. Burns
      ------------------------
Its:  President
      ------------------------

/s/ Bobby E. Dubois                  /s/ John D. Barrett
------------------------------       ------------------------------
Bobby E. Dubois                      John D. Barrett


/s/ Karen R. Erickson                /s/ Michael L. Yawman
------------------------------       ------------------------------
Karen R. Erickson                    Michael L. Yawman


/s/ Patricia Sussman                 /s/ Peter Y. Sussman
------------------------------       ------------------------------
Patricia Sussman                     Peter Y. Sussman


/s/ Peter W. Eising                  /s/ Tom Elzey
------------------------------       ------------------------------
Peter W. Eising                      Tom Elzey


/s/ David J. Fitterer                /s/ Leland W. Foote
------------------------------       ------------------------------
David J. Fitterer                    Leland W. Foote


/s/ George P. Futus                  /s/ J. Peter Geerlofs
------------------------------       ------------------------------
George P. Futus                      J. Peter Geerlofs


/s/ Glenda Hultman                   /s/ J. Peter Geerlofs
------------------------------       ------------------------------
Glenda Hultman                       J. Peter Geerlofs


/s/ Robert J. Genise                 /s/ Penelope W. Genise
------------------------------       ------------------------------
Robert J. Genise                     Penelope W. Genise


/s/ Donald L. George                 /s/ Anne George
------------------------------       ------------------------------
Donald L. George                     Anne George

/s/ Larry M. Gorman                  /s/ Karen L. Gorman
------------------------------       ------------------------------
Larry M. Gorman                      Karen L. Gorman


/s/ Lynn K. Greenberg                /s/ Keith Hallman
------------------------------       ------------------------------
Lynn K. Greenberg, Trustee of        Keith Hallman
the Lynn Greenberg Trust dated
5/30/90

/s/ Kathleen Hallman                 /s/ David Hanzlik
-----------------------------        ------------------------------
Kathleen Hallman                     David Hanzlik


/s/ Scott L. Hardman                 /s/ Scott L. Hardman
-----------------------------        ------------------------------
Scott L. Hardman, father of          Scott L. Hardman
Daniel L. Hardman


                                     Helios Capital Management
/s/ Patricia P. Hardman              /s/ Tyram H. Pettit
-----------------------------        ------------------------------
Patricia P. Hardman                  Name:  Tyram H. Pettit
                                            ---------------
                                     Its:   President
                                            ---------



/s/ Edith N. Hillard                 /s/ Jack Holthaus
-----------------------------        ------------------------------
Edith N. Hillard                     Jack Holthaus


/s/ C. Russell Hoover, Jr.           /s/ Jessica L. Hoover
-----------------------------        ------------------------------
C. Russell Hoover, Jr.               Jessica L. Hoover


/s/ Charles R. Hoover                /s/ Glenn W. Ison
-----------------------------        ------------------------------
Charles R. Hoover, as Trustee        Glenn W. Ison, Trustee of the Glenn
for the Charles R. Hoover            W. Ison Revocable Living Trust dated
Living Trust UAD 2/12/93             4/16/92



/s/ Kent L. Johnson                  /s/ Bradley S. Keller
-----------------------------        ------------------------------
Kent L. Johnson                      Bradley S. Keller


/s/ Michelle S. Keller               /s/ Jerry E. Keppler
-----------------------------        ------------------------------
Michelle S. Keller                   Jerry E. Keppler


/s/ Ann Keppler                      /s/ Charles Landau
-----------------------------        ------------------------------
Ann Keppler                          Charles Landau


/s/ Judith Landau                    /s/ Janice L. Lindeman
-----------------------------        ------------------------------
Judith Landau                        Janice L. Lindeman


/s/ William H. Lindeman              /s/ E.G. Lindquist
-----------------------------        ------------------------------
William H. Lindeman                  E.G. Lindquist

/s/ Rosalie R. Lindquist             /s/ Chauncey F. Lufkin
-----------------------------        ------------------------------
Rosalie R. Lindquist                 Chauncey F. Lufkin


/s/ Elizabeth H. Lufkin              /s/ Michael E. Menashe
-----------------------------        ------------------------------
Elizabeth H. Lufkin                  Michael E. Menashe


Mickel Development, LLC
/s/ James Mickel                     /s/ James R. Moburg
-----------------------------        ------------------------------
Name:  James Mickel                  James R. Moburg
       ------------
Its:   Member
       ------


/s/ David R. Moffett                 /s/ Susan C. Moffett
-----------------------------        ------------------------------
David R. Moffett                     Susan C. Moffett


N2 Partners (a Joint Venture)
/s/ Robert G. Nuber                  /s/ Renee Naness
-----------------------------        ------------------------------
Name:  Robert G. Nuber               Renee Naness
       ---------------
Its:   Partner
       -------


Northwest Angel Investors-Medifor
L.L.C.
/s/ Rob Daugherty                    /s/ Frank J. Owens
-----------------------------        ------------------------------
Name:  Rob Daugherty                 Frank J. Owens
       -------------
Its:   Managing Member
       ---------------


/s/ Brenda Owens                     /s/ James F. Grabicki
-----------------------------        ------------------------------
Brenda Owens                         James F. Grabicki


                                     Pruzan Building Company
/s/ Jean Patterson                   /s/ Herbert L. Pruzan
-----------------------------        ------------------------------
Jean Patterson                       Name:  Herbert L. Pruzan
                                            -----------------
                                     Its:   Managing Partner
                                            ----------------


/s/ John H. Pryor                    /s/ Thalia S. Pryor
-----------------------------        ------------------------------
John H. Pryor                        Thalia S. Pryor


/s/ Wesley O. Reed                   /s/ Mary Griffin Reed
-----------------------------        ------------------------------
Wesley O. Reed                       Mary Griffin Reed

/s/ Anne Richardson                  /s/ Elizabeth Berman
-----------------------------        -------------------------------
Anne Richardson                      Elizabeth Berman


                                     RxRemedy, Inc.
/s/ Robert Bruce Robinson            /s/ Kuramjeet S. Paul
-----------------------------        -------------------------------
Robert Bruce Robinson                Name:  Kuramjeet S. Paul
                                            -----------------
                                     Its:   CEO
                                            ---


/s/ Pankaj Sharma                    /s/ Michael A. Sherry
-----------------------------        -------------------------------
Pankaj Sharma                        Michael A. Sherry


/s/ Anne C. Sherry                   /s/ Terry R. Smith
-----------------------------        ------------------------------
Anne C. Sherry                       Terry R. Smith


/s/ Richard Sorensen                 /s/ Rita Hollingsworth
-----------------------------        ------------------------------
Richard Sorensen                     Rita Hollingsworth


/s/ Gareth A. Morgan                 /s/ Jon Staenberg
-----------------------------        ------------------------------
Gareth A. Morgan                     Jon Staenberg


/s/ Paul Suzman                      /s/ David L. Erickson
-----------------------------        ------------------------------
Paul Suzman                          David L. Erickson, co-trustee,
                                     The Erickson Family Trust,
                                     dated 2/15/94


/s/ Sandra C. Erickson               /s/ Kathleen Tittle
-----------------------------        ------------------------------
Sandra C. Erickson, co-trustee,      Kathleen Tittle
The Erickson Family Trust,
dated 2/15/94


/s/ Wayne Tittle                     /s/ Paul Tomlinson
-----------------------------        ------------------------------
Wayne Tittle                         Paul Tomlinson


/s/ Jeanne Tomlinson                 /s/ Richard W. Tschetter
-----------------------------        ------------------------------
Jeanne Tomlinson                     Richard W. Tschetter


/s/ Karen Tschetter                  /s/ William M. Vieser
-----------------------------        ------------------------------
Karen Tschetter                      William M. Vieser

/s/ Scott Hardman                                      /s/ Lauretta Webb
-----------------------------------------              -----------------
Scott Hardman, father of Katherine Voyles              Lauretta Webb


/s/ Vaughn Webb                                        /s/ Michel R. Zelnick
---------------                                        ---------------------
Vaughn Webb                                            Michel R. Zelnick


/s/ Barbara A. Zelnick                                 /s/ Nancy Vieser
----------------------                                 ----------------
Barbara A. Zelnick                                     Nancy Vieser


/s/ Parker Sroufe
-----------------
Parker Sroufe